UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LANDCADIA HOLDINGS II, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On December 21, 2020, Landcadia Holdings II, Inc. (the “Company”) filed the following Current Report on Form 8-K with the U.S. Securities and Exchange Commission with respect to the proposed business combination transaction involving the Company and Golden Nugget Online Gaming, Inc.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2020

LANDCADIA HOLDINGS II, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38893	83-3593048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	LCAHU	The Nasdaq Capital Market LLC
Class A common stock, par value $0.0001 per share	LCA	The Nasdaq Capital Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	LCAHW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2020, Landcadia Holdings II, Inc. (the “Company” or “Landcadia II”) entered into a second amendment (the “Purchase Agreement Amendment”) to that certain Purchase Agreement, dated as of June 28, 2020, by and among the Company, LHGN HoldCo, LLC, Golden Nugget Online Gaming, LLC (“GNOG”), as successor-in-interest to Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), GNOG Holdings, LLC, and Landry’s Fertitta, LLC (as amended from time to time, the “Purchase Agreement”), pursuant to which the parties agreed to amend the definition of “Landcadia Stockholder Approval” in the Purchase Agreement such that (i) the proposal to approve the Company’s business combination with GNOG (the “Business Combination”) and certain related proposals must receive the affirmative vote of a majority of the Company’s outstanding shares of common stock that are voted at the special meeting, rather than a majority of the outstanding shares of the Company’s Class A common stock held by Disinterested Stockholders (as previously defined in the Purchase Agreement), and (ii) the proposal to approve an amended and restated certificate of incorporation of the Company must receive the affirmative vote of a majority of the Company’s outstanding shares of common stock, rather than a majority of the outstanding shares of the Company’s Class A common stock held by Disinterested Stockholders.

The foregoing description of the Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 21, 2020, the Company issued a press release announcing the execution of the Purchase Agreement Amendment. A copy of the press release is filed herewith as Exhibit 99.1.

The information being furnished pursuant to Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Form 8-K will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

Important Information About the Business Combination and Where to Find It

Landcadia II has filed a definitive proxy statement and a revision to the definitive proxy statement with the SEC for the special meeting in lieu of the 2020 annual meeting of the Company’s stockholders (the “Special Meeting”) to be held in connection with its Business Combination with GNOG.  Landcadia II’s stockholders and other interested persons are advised to read the definitive proxy statement (as revised) and documents incorporated by reference therein filed in connection with the Business Combination, as these materials contain important information about GNOG, Landcadia II and the Business Combination.  The definitive proxy statement and other relevant materials for the Special Meeting were mailed to stockholders of Landcadia II as of the October 29, 2020, the record date for the Special Meeting (the “Record Date”).  Landcadia II’s stockholders may also obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

Landcadia II and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia II’s stockholders with respect to the Business Combination.  A list of the names of those directors and executive officers and a description of their interests in Landcadia II is contained in Landcadia II’s definitive proxy statement, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia II in connection with the Business Combination.  A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the proxy statement for the Business Combination.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Landcadia II’s and GNOG’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, Landcadia II’s and GNOG’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside Landcadia II’s and GNOG’s control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement for the Business Combination (the “Purchase Agreement”) or could otherwise cause the Business Combination to fail to close, (2) the outcome of any legal proceedings that may be instituted against Landcadia II and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Landcadia II or satisfy other conditions to closing in the Purchase Agreement; (4) the impact of COVID-19 on GNOG’s business and/or the ability of the parties to complete the Business Combination; (5) the inability to obtain or maintain the listing of Landcadia II’s shares of common stock on The Nasdaq Stock Market following the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that GNOG or Landcadia II may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in Landcadia II’s other filings with the SEC.  The foregoing list of factors is not exclusive.   Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Neither GNOG nor Landcadia II undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination.  This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Second Amendment to the Purchase Agreement, dated as of December 20, 2020, by and among Landcadia Holdings II, Inc., LHGN HoldCo, LLC, Golden Nugget Online Gaming, LLC, GNOG Holdings, LLC and Landry’s Fertitta, LLC.
99.1	Press Release, dated as of December 21, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS II, INC.

	By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: Chief Executive Officer and Co-Chairman

Dated: December 21, 2020

Exhibit 2.1

Second Amendment to the Purchase Agreement

This Second Amendment to the Purchase Agreement (this “Amendment”), dated as of December 20, 2020 (the “Amendment Date”), amends that certain Purchase Agreement, dated as of June 28, 2020, as amended by that certain Amendment to the Purchase Agreement, dated as of September 17, 2020, by and among Landcadia Holdings II, Inc., a Delaware corporation, LHGN HoldCo, LLC, a Delaware limited liability company, Golden Nugget Online Gaming, LLC, a New Jersey limited liability company, as successor-in-interest to Golden Nugget Online Gaming, Inc. (f/k/a Landry’s Finance Acquisition Co.), a New Jersey corporation, GNOG Holdings, LLC, a Delaware limited liability company, and Landry’s Fertitta, LLC, a Texas limited liability company, (as amended, restated or supplemented from time to time, the “Purchase Agreement”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, pursuant to Section 8.1 of the Purchase Agreement, the Parties may amend the Purchase Agreement prior to the Closing by a duly authorized agreement in writing executed in the same manner as the Purchase Agreement and which makes reference to the Purchase Agreement;

WHEREAS, the Parties have determined that it is in the best interest of the Parties that the Closing occur no later than on December 31, 2020;

WHEREAS, pursuant to the Purchase Agreement, approval of each Transaction Proposal requires, among other things, the affirmative vote of a majority of the shares of Landcadia Class A Common Stock outstanding and held by the Landcadia Disinterested Stockholders, approving such Transaction Proposal;

WHEREAS, at the time of the Special Meeting, convened on December 18, 2020 for the purpose of approval of the Transaction Proposals, the holders of a majority of the shares of Landcadia Class A Common Stock outstanding and held by the Landcadia Disinterested Stockholders had not cast a vote with respect to the Transaction Proposals;

WHEREAS, in accordance with Section 5.5. of the Purchase Agreement, the Special Meeting was adjourned to December 29, 2020.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

1.	Amendments to the Purchase Agreement. Pursuant to Section 8.1 of the Purchase Agreement, the Parties agree to amend the Purchase Agreement as follows with immediate effect:

A.                 The definition of “Landcadia Disinterested Stockholders” contained in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

B.                  The definition of “Landcadia Stockholder Approval” contained in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Landcadia Stockholder Approval” means, collectively, assuming a quorum is present, (a) the affirmative vote of a majority of the shares of Landcadia Capital Stock that are voted at the Special Meeting (as defined below), approving (i) the entry into this Agreement by the Landcadia Parties and any Ancillary Agreement to which such Landcadia Party is a party, (ii) each of the Transaction Proposals (as defined below), other than Transaction Proposal (C), and (iii) the consummation of the Transactions, and (b) in the case of Transaction Proposal (C), the affirmative vote of a majority of the shares of Landcadia Capital Stock outstanding, adopting and approving the Landcadia Fourth A&R Certificate of Incorporation.

C.                  The language “Landcadia Disinterested Stockholders” is hereby deleted from Section 5.5 of the Purchase Agreement and replaced with: “Landcadia Common Stockholders”.

2.	Governing Law. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

3.	Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

4.	Additional Provisions. Article I (Definitions) (as amended hereby) and Sections 8.1 (Modification or Amendment), 8.2 (Extension; Waiver), 8.4 (Entire Agreement), 8.5 (Assignment), 8.7 (No Third-Party Beneficiaries), 8.9 (Consent to Jurisdiction), 8.10 (Waiver of Trial by Jury) and 8.11 (Severability) of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

5.	Counterparts. This Amendment may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party may deliver signed counterparts of this Amendment to the other Parties by means of facsimile or portable document format (.PDF) signature.

6.	Headings. Headings in this Amendment are included for reference only and shall have no effect upon the construction or interpretation of any part of this Amendment.

7.	Redline. Attached hereto as Exhibit A for reference only is a redline comparison of the amended provisions of the Purchase Agreement after giving effect to this Amendment (the “Redline”).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

LANDCADIA HOLDINGS II, INC.

By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	Vice President and Secretary

LHGN HOLDCO, LLC

By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	Vice President and Secretary

LANDRY’S FERTITTA, LLC

By:	/s/ Rick H. Liem
	Name:	Rick H. Liem
	Title:	Vice President and Treasurer

GNOG HOLDINGS, LLC

By:	/s/ Rick H. Liem
	Name:	Rick H. Liem
	Title:	Vice President and Treasurer

GOLDEN NUGGET ONLINE GAMING, INC.

By:	/s/ Rick H. Liem
	Name:	Rick H. Liem
	Title:	Vice President and Treasurer

[Signature Page to Second Amendment to the Purchase Agreement]

EXHIBIT A

Redline Showing Amendment

“ Landcadia Common Stockholders” means, collectively, the holders of Landcadia Class A Common Stock and Landcadia Class B Common Stock.

“Landcadia Disinterested Directors” means the directors on the Landcadia Board excluding Tilman J. Fertitta and Richard Handler.

~~“Landcadia Disinterested Stockholders” means, collectively, all Landcadia Common Stockholders other than (a) Tilman J. Fertitta, the Seller Parties and Related Persons of the foregoing, (b) Jefferies and any of its Related Persons, and (c) any other Person not deemed disinterested in the Transactions under the Laws of the State of Delaware, and their respective Affiliates and Related Persons.~~

“Landcadia Financial Statements” has the meaning set forth in Section 4.9(a).

“Landcadia Fourth A&R Certificate of Incorporation” has the meaning set forth in the Recitals.

“Landcadia Fundamental Representations” means the representations of Landcadia and Landcadia HoldCo set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.7, and Section 4.13.

“Landcadia HoldCo” has the meaning set forth in the Preamble.

“Landcadia HoldCo A&R LLCA” has the meaning set forth in the Recitals. “Landcadia HoldCo Class A Units” has the meaning set forth in the Recitals.

“Landcadia HoldCo Class B Units” means the Class B membership interests in Landcadia HoldCo, which shall have no voting rights and which shall be exchangeable into Landcadia Class A Common Stock in accordance with the Landcadia Organizational Documents, the Landcadia HoldCo A&R LLCA and this Agreement.

“Landcadia Material Adverse Effect” means (a) any change, event or effect that would prevent or materially delay the ability of any Landcadia Party to perform its obligations under this Agreement or (b) any change, event or effect relating to any Landcadia Party that would have a material adverse effect on the business, results of operations, workforce, properties, assets, liabilities or financial condition of the Landcadia Parties, taken as a whole.

“Landcadia Non-Fundamental Representations” means all of the representations of Landcadia and Landcadia HoldCo set forth in Article V, other than the Landcadia Fundamental Representations.

“Landcadia Organizational Documents” means the Organizational Documents of Landcadia. “Landcadia Party” means any of Landcadia and Landcadia HoldCo.

“Landcadia Purchase Proxy Statement” has the meaning set forth in Section 3.7.

“Landcadia Record Date” means the record date used for determining the Landcadia Common Stockholders entitled to vote at the Special Meeting.

“Landcadia Releasing Parties” has the meaning set forth in Section 8.18(b).

“Landcadia SEC Filings” means the forms, reports, schedules and other documents filed by Landcadia with the SEC, including the Landcadia Purchase Proxy Statement, Additional Landcadia Filings, the Signing Form 8-K and the Closing Form 8-K, and all amendments, modifications and supplements thereto.

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“Landcadia Stock Redemption” means the election of an eligible holder of Landcadia Class A Common Stock (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) to redeem all or a portion of such holder’s shares of Landcadia Class A Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) in connection with the Landcadia Stockholder Approval.

“Landcadia Stockholder Approval” means, collectively, assuming a quorum is present, (a) the affirmative vote of ~~both (i)~~ a majority of the shares of Landcadia Capital Stock that are voted at the Special Meeting (as defined below) ~~and (ii) a majority of the shares of Landcadia Class A Common Stock outstanding and held by the Landcadia Disinterested Stockholders~~, approving (~~x~~i) the entry into this Agreement by the Landcadia Parties and any Ancillary Agreement to which such Landcadia Party is a party, (~~y~~ii) each of the Transaction Proposals (as defined below), other than Transaction Proposal (C), and (~~z~~iii) the consummation of the Transactions, and (b) in the case of Transaction Proposal (C), the affirmative vote of ~~both (i)~~ a majority of the shares of Landcadia Capital Stock outstanding ~~and (ii) a majority of the shares of Landcadia Class A Common Stock outstanding and held by the Landcadia Disinterested Stockholders~~,adopting and approving the Landcadia Fourth A&R Certificate of Incorporation.

“Law” means any common law, statutes, rules, codes, regulations, ordinances, determinations or orders of, or issued by, a Governmental Authority.

“Lenders” means the lenders that are named in (and signatories to) the Credit Agreement. “LGL” means Landry’s Gaming, LLC.

“Liabilities” shall mean any and all Indebtedness, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Lien” means any mortgage, pledge, easement, security interest, charge, claim, license, option, conditional sale or other title retention agreement, lien or other encumbrance or right of any third party.

“Lockup Agreement Amendment” means that certain Amendment to the Letter Agreement, to be entered into at the Closing, by and among FEI, Jefferies, Landcadia, and the other insider signatories thereto, substantially in the form set forth on Exhibit D.

“Material Contracts” has the meaning set forth in Section 3.13(a).

“Minimum Cash Balance” means an amount equal to $80,000,000.

“Minimum Cash Balance Contribution” has the meaning set forth in the Recitals.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Listing Rule 5620(a) Deficiency” means any deficiency under or failure to comply with Nasdaq Listing Rule 5620(a).

“New GNOG” has the meaning set forth in the Recitals.

“New GNOG Membership Interests” means the membership interests of GNOG. “New Lease Agreements” has the meaning set forth in the Disclosure Schedules.

“ Nondisclosure Agreement” means that certain Nondisclosure Agreement, dated as of June 17, 2020, by and between the Company and Landcadia.

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the Company to be necessary or appropriate in connection with the Transactions, and (G) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (G), collectively, the “Transaction Proposals”). Landcadia shall promptly notify the Company in writing of any determination to make any withdrawal of such recommendation or amendment, qualification or modification of such recommendation in a manner adverse to the Company (a “Change in Recommendation”). Landcadia agrees that its obligation to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Change in Recommendation, and Landcadia agrees to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting, regardless of whether or not there shall be any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Landcadia shall be entitled to postpone or adjourn the Special Meeting (a) to ensure that any supplement or amendment to the Landcadia Purchase Proxy Statement that the Landcadia Disinterested Directors have determined in good faith is required by applicable Law is disclosed to Landcadia Common Stockholders and for such supplement or amendment to be promptly disseminated to Landcadia Common Stockholders prior to the Special Meeting, (b) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Landcadia Purchase Proxy Statement), there are insufficient Landcadia Common Stockholders to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting, or (c) by ten (10) Business Days in order to solicit additional proxies from Landcadia ~~Disinterested~~Common Stockholders in favor of the adoption of the Transaction Proposals; provided, that in the event of a postponement or adjournment pursuant to clauses (a) or (b) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

Section 5.6       Closing Form 8-K; Closing Press Release. At least five (5) days prior to Closing, Landcadia shall begin preparing, in consultation with the Company, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Transactions pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, the Company and Landcadia shall prepare a mutually agreeable press release announcing the consummation of the Transactions (“Closing Press Release”). Concurrently with the Closing, Landcadia shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.

Section 5.7       Access to Information. From time to time prior to the Closing, Landcadia and Landcadia HoldCo shall, and GNOG HoldCo and the Company shall, and shall cause each of the other Acquired Parties to (any such Person in such capacity, a “Disclosing Party”), afford to the other Parties and their respective Representatives reasonable access, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of such Disclosing Party, to all properties, books, Contracts, commitments, Tax Returns, records, officers and appropriate employees of such Disclosing Party, and shall furnish such requesting Party or Representative with all financial and operating data and other information concerning the affairs of such Disclosing Party as such requesting Party or Representative may reasonably request, in each case, (i) subject to restrictions under applicable Law and any confidentiality obligations or similar restrictions that may be applicable to information furnished by third parties that may be in the possession of such Disclosing Party, and (ii) except for any information that in the opinion of legal counsel of the Disclosing Party would result in the loss of attorney-client privilege or other privilege from disclosure. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the limitations in the preceding sentence apply. All information obtained by a Party pursuant to this Section 5.7 shall remain subject to the Nondisclosure Agreement prior to the Closing.

Section 5.8       Commercially Reasonable Efforts; Consents.

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Exhibit 99.1

Landcadia Holdings II, Inc. AMENDS PURCHASE AGREEMENT TO modify voting requirement for its BUSINESS COMBINATION WITH GOLDEN NUGGET ONLINE GAMING, INC.

HOUSTON, December 21, 2020 – Landcadia Holdings II, Inc. (the “Company,” “we,” “us,” or “our”) (Nasdaq: LCA) today announced that it has entered into an amendment to the Purchase Agreement relating to its proposed business combination (the “Business Combination”) with Golden Nugget Online Gaming, Inc. (“GNOG”) to modify the voting requirement for stockholder approval of the Business Combination. The purpose of the amendment is to provide increased certainty that the Business Combination will receive stockholder approval at the special meeting of stockholders to be reconvened on December 29, 2020. Pursuant to the amendment, (i) the proposal to approve the Business Combination and certain related proposals must receive the affirmative vote of a majority of our outstanding shares of common stock that are voted at the special meeting, rather than a majority of the outstanding shares of Class A common stock held by disinterested stockholders, and (ii) the proposal to approve an amended and restated certificate of incorporation of the Company must receive the affirmative vote of a majority of our outstanding shares of common stock, rather than a majority of the outstanding shares of Class A common stock held by disinterested stockholders.

The Company believes the amendment is in the best interests of its stockholders given the significant increase in the price of the Company’s Class A common stock since the announcement of the Business Combination and the overwhelming support of the Business Combination by stockholders who have voted thus far. As of December 18, 2020, approximately 99.8% of the Class A shares held by disinterested stockholders that have been voted were voted in favor of the Business Combination, and over 90% were voted in favor of the other proposals. However, only approximately 40.5% of holders of Class A common stock have voted thus far. The Company believes that the low voter turnout is primarily the result of having a significant portion of our stockholder base comprised of retail stockholders.

The Company expects that the amendment will create more certainty that the Business Combination and other proposals to be presented to its stockholders at the reconvened special meeting on December 29, 2020 will be approved since the shares of common stock held by Tilman J. Fertitta and his affiliates and Jefferies Financial Group Inc. and its affiliates have been voted in favor of each of the proposals.

As previously announced, the Company’s reconvened special meeting in lieu of its 2020 annual meeting of stockholders to approve the Business Combination will be held on Tuesday, December 29, 2020 at 12:00 p.m. Eastern time, and will be held virtually at https://www.cstproxy.com/landcadiaholdingsii/sm2020. The Company has filed with the U.S. Securities and Exchange Commission a revision to its proxy statement to reflect the change in voting requirements for the proposals. In connection with the amendment, the Company has extended the deadline by which holders of its Class A common stock may elect to redeem their shares in connection with the transaction until 4:00 p.m., Eastern time, on December 24, 2020.

Important Information About the Business Combination and Where to Find It

The Company has filed a definitive proxy statement and a revision to the definitive proxy statement (collectively, the “Proxy Statement”) with the Securities and Exchange Commission (the "SEC") for the Special Meeting to be held in connection with its Business Combination with GNOG.  The Company's stockholders and other interested persons are advised to read the Proxy Statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials contain important information about GNOG, the Company and the Business Combination.  The Proxy Statement and other relevant materials for the Special Meeting were mailed to stockholders of the Company as of the Record Date.  The Company's stockholders may also obtain copies of the Proxy Statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC's web site at www.sec.gov, or by directing a request to: Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company's stockholders with respect to the Business Combination.  A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company's Proxy Statement, which was filed with the SEC and is available free of charge at the SEC's web site at www.sec.gov, or by directing a request Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination.  A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the proxy statement for the Business Combination.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  The Company's and GNOG's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, the Company's and GNOG's expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside the Company's and GNOG's control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement for the Business Combination (the "Purchase Agreement") or could otherwise cause the Business Combination to fail to close, (2) the outcome of any legal proceedings that may be instituted against the Company and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company or satisfy other conditions to closing in the Purchase Agreement; (4) the impact of COVID-19 on GNOG's business and/or the ability of the parties to complete the Business Combination; (5) the inability to obtain or maintain the listing of the Company's shares of common stock on The Nasdaq Stock Market following the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that GNOG or the Company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under "Risk Factors" therein, and in the Company's other filings with the SEC.  The foregoing list of factors is not exclusive.   Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Neither GNOG nor the Company undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination.  This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

MEDIA CONTACTS:
Katelyn Roche Gosslee, Katelyn@dpwpr.com
Mary Ann Cuellar, MaryAnn@dpwpr.com
Dancie Perugini Ware Public Relations
713-224-9115

Rick Liem rliem@ldry.com 713-386-7000